SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 12, 2020

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

This Amendment No. 1 on Form 8-K/A amends the Form 8-K (the “Form 8-K”) of EnPro Industries, Inc. (the “Company”) filed on June 18, 2020, which reported the Company’s intent to exit the bushing block business (the “Bushing Block business”) of its Engineered Products segment principally based in Dieuze, France (the “Project”). At the time of the filing of each of the Form 8‑K and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, the Company was not able to estimate the total amount or range of amounts expected to be incurred in connection with the Project, as well as an estimate of amounts for each major category of costs and an estimate of the amount that will result in future cash expenditures. Accordingly, no portion of the restructuring charges related to the Project had been accrued as of June 30, 2020.

As reported in the Company’s Form 10-Q for the period ended September 30, 2020, as required by local law, the Company continued to explore the possible sale of the Bushing Block business as it proceeded with plans to exit the Bushing Block business through a shutdown. As part of that process, it identified a buyer to purchase the Bushing Block business operated at the Dieuze facility and entered into a binding put option agreement with such buyer. The put option agreement provided the Company with the right to sell the Bushing Block business to such buyer pending conclusion of a review process by the Works Councils representing the employees at the Dieuze facility. Accordingly, the Company classified the assets and liabilities of the Bushing Block business as held for sale on its consolidated balance sheet at September 30, 2020 and recorded for the three months ended September 30, 2020 a $6.2 million impairment of the Bushing Block business, which includes non-cash impairments of long-lived assets and cash payable to the buyer upon closing as described in the Company’s Form 10-Q for the period ended September 30, 2020.

On November 30, 2020, the Company entered into a definitive agreement with the identified buyer for the sale of the Bushing Block business operated at the Dieuze facility and completed the sale. In light of the successful completion of the sale, the Company does not anticipate incurring any material restructuring charges associated with the Project.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:    December 1, 2020

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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